Exhibit 4.20

Execution Version

ACKNOWLEDGMENT AND AGREEMENT

(2017-1)

dated as of March 31, 2017

AMONG

CITIBANK, N.A.,

as initial Liquidity Provider,

NATIONAL AUSTRALIA BANK LIMITED,

as Replacement Liquidity Provider,

AMERICAN AIRLINES, INC.,

AND

WILMINGTON TRUST COMPANY,

not in its individual capacity except

as expressly set forth herein but

solely as Subordination Agent

Execution Version

ACKNOWLEDGMENT AND AGREEMENT (2017-1)

ACKNOWLEDGMENT AND AGREEMENT (2017-1) (this “Acknowledgment Agreement”), dated as of March 31, 2017, among AMERICAN AIRLINES, INC., a Delaware corporation (“American”); CITIBANK, N.A., a national banking association (“CITI”), as initial Liquidity Provider; NATIONAL AUSTRALIA BANK LIMITED, a company incorporated in the Commonwealth of Australia (“NAB”), as Replacement Liquidity Provider; and WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity, but solely as Subordination Agent and trustee under the Intercreditor Agreement referred to below (in such capacity, together with any duly appointed successor, the “Subordination Agent”).

W I T N E S S E T H:

WHEREAS, Wilmington Trust Company, not in its individual capacity but solely as Trustee under the American Airlines Pass Through Trust 2017-1AA (in such capacity, the “Class AA Trustee”), the American Airlines Pass Through Trust 2017-1A (in such capacity, the “Class A Trustee”) and the American Airlines Pass Through Trust 2017-1B (in such capacity, the “Class B Trustee”, and together with the Class AA Trustee and the Class A Trustee, the “Trustee”), Citi, as Liquidity Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth therein, but solely as Subordination Agent thereunder, are parties to the Intercreditor Agreement, dated as of January 13, 2017 (the “Intercreditor Agreement”);

WHEREAS, Citi, as Liquidity Provider, and Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, as agent and trustee for the trustee of the American Airlines Pass Through Trust 2017-1AA (the “Class AA Trust”), have entered into the Revolving Credit Agreement (2017-1AA), dated as of January 13, 2017 (the “Original Class AA Liquidity Facility”);

WHEREAS, Citi, as Liquidity Provider, and Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, as agent and trustee for the trustee of the American Airlines Pass Through Trust 2017-1A (the “Class A Trust”), have entered into the Revolving Credit Agreement (2017-1A), dated as of January 13, 2017 (the “Original Class A Liquidity Facility”);

WHEREAS, Citi, as Liquidity Provider, and Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, as agent and trustee for the trustee of the American Airlines Pass Through Trust 2017-1B (the “Class B Trust”), have entered into the Revolving Credit Agreement (2017-1B), dated as of January 13, 2017 (the “Original Class B Liquidity Facility”, and together with the Original Class AA Liquidity Facility and the Original Class A Liquidity Facility, the “Original Liquidity Facilities” and each an “Original Liquidity Facility”);

WHEREAS, American Airlines wishes to replace Citi as Liquidity Provider under each Original Liquidity Facility with NAB;

WHEREAS, NAB, as Liquidity Provider, and Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, as agent and trustee for the trustee of the Class AA Trust, are entering into the Revolving Credit Agreement (2017-1AA), dated as of March 31, 2017 (the “Class AA Replacement Liquidity Facility”);

WHEREAS, NAB, as Liquidity Provider, and Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, as agent and trustee for the trustee of the Class A Trust, are entering into the Revolving Credit Agreement (2017-1A), dated as of March 31, 2017 (the “Class A Replacement Liquidity Facility”);

WHEREAS, NAB, as Liquidity Provider, and Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, as agent and trustee for the trustee of the Class B Trust, are entering into the Revolving Credit Agreement (2017-1B), dated as of March 31, 2017 (the “Class B Replacement Liquidity Facility”, and together with the Class AA Replacement Liquidity Facility and the Class A Replacement Liquidity Facility, the “Replacement Liquidity Facilities” and each a “Replacement Liquidity Facility”); and

WHEREAS, the parties hereto desire to acknowledge the replacement of Citi by NAB as Liquidity Provider;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1    Definitions. Except as otherwise defined in this Acknowledgment Agreement, terms defined in Section 1.01 of the Intercreditor Agreement are used herein as defined therein.

ARTICLE II

REQUEST TO SUBORDINATION AGENT

SECTION 2.1    Request. Pursuant to Section 3.05(e)(i) of the Intercreditor Agreement, American hereby requests the Subordination Agent to execute and deliver this Acknowledgment Agreement, each Replacement Liquidity Facility and the Fee Letter from NAB to the Subordination Agent, each dated as of the date hereof.

ARTICLE III

REPLACEMENT OF LIQUIDITY FACILITIES

SECTION 3.1    Termination of Original Liquidity Facilities. Each of the parties hereto hereby acknowledges and agrees that, as of the date hereof, each Original Liquidity Facility shall be terminated and shall no longer be the “Liquidity Facility” under the Intercreditor Agreement and that Citi shall no longer be, nor have any of the rights or obligations of, the “Class AA Liquidity Provider”, “Class A Liquidity Provider” and “Class B Liquidity Provider” under the Intercreditor Agreement and each Original Liquidity Facility (except with respect to any outstanding fees payable under its Fee Letter with respect to each Original Liquidity Facility or provisions set forth in the Original Liquidity Facilities that expressly survive termination), and all obligations of Citi as the “Liquidity Provider” thereunder and under any of the other Operative Agreements shall irrevocably terminate and be of no further force and effect. The parties hereto confirm that no amounts whatsoever are payable by or to Citi, as “Liquidity Provider” pursuant to the Original Liquidity Facilities, the Intercreditor Agreement or any other Operative Agreement. The Subordination Agent confirms that, as of the date hereof, it has not requested any Advance under any of the original Liquidity Facilities.

SECTION 3.2    Replacement Liquidity Facility. Each of the parties hereto hereby acknowledges and agrees that, as of the date hereof, each Replacement Liquidity Facility shall be the “Liquidity Facility” under the Intercreditor Agreement (each as a “Replacement Liquidity Facility” thereunder), and that NAB shall be, and shall have all the rights and obligations of, the “Liquidity Provider” under the Intercreditor Agreement (as a “Replacement Liquidity Provider” thereunder).

ARTICLE IV

MISCELLANEOUS

SECTION 4.1    Miscellaneous. The Intercreditor Agreement and the other Operative Agreements (other than the Original Liquidity Facilities and the original Fee Letter relating to the Original Liquidity Facilities) shall remain unchanged (except to the extent expressly provided herein) and in full force and effect, and each party hereto (other than Citi) hereby ratifies and confirms in all respects all of its obligations thereunder. Each party hereto agrees to execute and deliver all such further agreements or documents, if any, as shall be necessary to give effect to the provisions of this Acknowledgment Agreement. This Acknowledgment Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Acknowledgment Agreement by signing any such counterpart. THIS ACKNOWLEDGMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The parties hereby agree that the provisions of Sections 9.11(a)(i) and (ii) of the Intercreditor Agreement shall be incorporated herein as if set forth in full herein, and each of the parties hereby irrevocably and unconditionally makes the submissions and agreements and gives the consents and waivers described in such Sections 9.11(a)(i) and (ii) in respect of any action, claim, proceeding or judgment relating to this Acknowledgment Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Acknowledgment Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Acknowledgment Agreement has been made and delivered in the City of New York, and this Acknowledgment Agreement has become effective only upon such execution and delivery.

AMERICAN AIRLINES, INC.,

By	/s/ Thomas T. Weir
Name: Thomas T. Weir
Title: Vice President and Treasurer

CITIBANK, N.A.,

By	/s/ Meghan O’Connor
Name: Meghan O’Connor
Title: Vice President

WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly set forth herein but solely as Subordination Agent

By	/s/ Adam R. Vogelsong
Name: Adam R. Vogelsong
Title: Vice President

NATIONAL AUSTRALIA BANK LIMITED

By	/s/ Daniel Carr
Name: Daniel Carr
Title: Director

Signature Page to Acknowledgment Agreement

(2017-1)